Exhibit 23.1

[Moss Adams Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. No. 333-126980 and No. 333-116685 on Form S-8 of our reports dated March 16, 2009, relating to the financial statements and the effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K of Trinity Capital Corporation for the year ended December 31, 2008.

/s/ Moss Adams, LLP

Albuquerque, New Mexico

March 16, 2009